                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned office of New Visual Corporation (the "Company"), do hereby certify that to such officer's knowledge:

(1) The Quarterly Report on Form 10-QSB/A of the Company for the period ended July 31, 2005 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification is made solely for the purposes of U.S.C. ss. 1350, and not for any other purpose.

February 10, 2006



/S/ BRAD KETCH
---------------------------
BRAD KETCH
CHIEF EXECUTIVE OFFICER (AND PRINCIPAL
FINANCIAL AND ACCOUNTING OFFICER)